UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 9, 2019

 Natus Medical Incorporated
(Exact name of registrant as specified in its charter)

000-33001
(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
6701 Koll Center Parkway, Suite 120
Pleasanton, CA 94566
(Address of principal executive offices)
925-223-6700
(Registrant’s telephone number, including area code) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 9, 2019, the Board of Directors (the “Board”) of Natus Medical Incorporated (“Natus” or the “Company”) adopted an amendment to Section 2.4 of Natus' Amended and Restated Bylaws (the “Bylaws”) to reduce the threshold required for stockholders to call a special meeting of stockholders from 30% to 25%. As amended, the Bylaws now require the holders of at least 25% of the shares of Natus’ capital stock entitled to vote at a special meeting to call such meeting. The Board proactively adopted these amendments ahead of Natus’ 2019 annual meeting of its stockholders as a reflection of Natus’ commitment to corporate governance practices that it believes are in the best interests of Natus and its stockholders. The description of the amendment included in this Form 8-K is qualified in its entirety by reference to the full text of the Amendment to the Amended and Restated Bylaws of the Company, attached hereto as Exhibit 3.1 and incorporated herein by reference.

A copy of the Bylaws as so amended shall be filed with the next periodic report, or amendment to a periodic report, filed by Natus.

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Bylaws of Natus Medical Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED

Date: April 11, 2019	By:	/s/ B. Drew Davies
B. Drew Davies
Executive Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Bylaws of Natus Medical Incorporated